Exhibit 32.1
Certification Pursuant to 18 U.S.C., Section 1350 as adopted
Pursuant to Section 906
of Sarbanes — Oxley Act of 2002
The undersigned, Mark Labell, is signing this Chief Executive Officer certification as Senior Vice President, Finance of Malkin Holdings LLC, the supervisor* of 60 East 42nd St. Associates L.L.C. (“Registrant”) to certify that:
1. the Quarterly Report on Form 10-Q of Registrant for the period ended June 30, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and
2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.
Dated: September 20, 2011

By:	/s/ Mark Labell
Mark Labell
Senior Vice President, Finance Malkin Holdings LLC, Supervisor

*
Registrant’s organizational documents do not provide for a Chief Executive Officer or other officer with equivalent rights and duties. As described in the Report, Registrant is a limited liability company which is supervised by Malkin Holdings LLC. Accordingly, this Chief Executive Officer certification is being signed by a senior executive of Registrant’s supervisor.